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                                                                     EXHIBIT 5.1



                                 April 18, 2002

Province Healthcare Company
105 Westwood Place, Suite 400
Brentwood, TN  37027

         Re:      Province Healthcare Company Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the registration by Province Healthcare Company, a Delaware corporation (the "Company"), of up to $300,000,000 in aggregate amount of one or more series of (i) debt securities of the Company (the "Debt Securities"), which may be guaranteed (the "Guarantees") by all of the present and future wholly owned domestic subsidiaries of the Company (the "Subsidiary Guarantors"), or (ii) shares of common stock, $.01 par value per share, of the Company (the "Common Shares" and, together with the Debt Securities and the Guarantees, the "Registered Securities"), for offering by the Company from time to time, as set forth in the final prospectus that forms a part of the Registration Statement, as defined below (the "Prospectus"), and as to be set forth in one or more final supplements to the Prospectus (each, a "Prospectus Supplement"), the following opinion is furnished to the Company to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Company's Registration Statement on Form S-3, under the Securities Act of 1933, as amended (the "Securities Act"), to be filed on or about the date hereof. As used in this opinion, the term "Registration Statement" means, unless otherwise stated, such Registration Statement, as amended when declared effective by the Commission (including any necessary post-effective amendments thereto); the term "Convertible Registered Securities" means Registered Securities which are convertible into, exchangeable for or exercisable for other Registered Securities, and the term "Underlying Registered Securities" means any Registered Securities which are issuable upon conversion, exchange or exercise of Convertible Registered Securities.

         In connection with this opinion, we have examined and relied upon a copy of the Registration Statement to be filed with the Commission on or about the date hereof. We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

         We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the Registered Securities and any related indentures, agreements and instruments, except to the extent described in the Registration Statement and the form of preliminary prospectus contained therein, as originally filed, will be, and that any related proceedings of the Company conducted after the date hereof will be conducted, (i) in accordance with all applicable laws and the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Bylaws, (ii) in the case of the


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Province Healthcare Company
April 18, 2002
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Guarantees, if any, in accordance with all applicable laws and the Subsidiary
Guarantors' charters and by-laws, and (iii) not in conflict with any contractual or other restrictions which are binding on the Company, and that, without limiting the generality of the foregoing, any agreements or instruments that are hereafter required to be filed as an exhibit to the Registration Statement will be properly filed by an amendment thereto or by the filing of a Form 8-K by the Company under the Securities Exchange Act of 1934, as amended, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder. We have also necessarily assumed in connection with such opinions with respect to any Common Shares or any Convertible Registered Securities as to which Common Shares are the related Underlying Registered Securities that, at the time of the issuance thereof, the Company will have a sufficient number of shares of authorized Common Shares under the Restated Certificate that will be unissued and not otherwise reserved for issuance.

         To the extent that the obligations of the Company under each Indenture (as defined below) may be dependent upon such matters, we have assumed for purposes of this opinion that each Trustee (as defined below) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under, each Indenture to which it is a party, that each Trustee will be in compliance, generally with respect to acting as a trustee under each applicable Indenture with all applicable laws and regulations, and that each Indenture will be the valid and binding agreements of each party thereto (other than, in the case of an indenture in the form filed as Exhibit 4.1 or 4.2 to the Registration Statement when appropriately completed, the Company), enforceable against such parties in accordance with their respective terms.

         We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Tennessee, the State of New York to the extent it governs enforceability of the applicable Indenture, the Delaware General Corporation Law and the federal laws of the United States of America, to the extent applicable, and we express no opinion as to state securities or blue sky laws.

         Our opinions set forth below with respect to the validity or binding effect of any security or obligation are subject to (i) limitations arising under applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief, and (iii) an implied duty on the part of the party seeking to enforce rights or remedies to take action and make determinations on a reasonable basis and in good faith to the extent required by applicable law.

         Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

         1. Each series of Debt Securities and the Guarantees, if any, will be validly issued and binding obligations of the Company and the Subsidiary Guarantors when (i) the Registration Statement shall have become effective under the Securities Act and the indentures filed as Exhibit 4.1 and 4.2 to the Registration Statement, including any necessary supplemental indenture, or any other indenture, including any necessary supplemental indenture thereto, filed as an exhibit to the Registration Statement, as the case may be (the applicable indenture, as so filed and supplemented, the "Indenture"), shall have been qualified under the Trust Indenture Act of 1939, as amended, and the Indenture shall have been duly


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Province Healthcare Company
April 18, 2002
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authorized, executed and delivered by the Company and a trustee named thereunder
(the "Trustee"), (ii) a Prospectus Supplement with respect to such Debt Securities and the Guarantees shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Debt Resolutions") authorizing the issuance and sale of such Debt Securities and the Subsidiary Guarantors' Boards of Directors shall have duly adopted final resolutions (the "Final Guarantor Resolutions") authorizing the Guarantees, each as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Indenture, (iv) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the Indenture and the Final Debt Resolutions and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Indenture and the Final Debt Resolutions and (v) the consideration, if any, separately payable for the Guarantees shall have been received, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Indenture and the Final Guarantor Resolutions. If such Debt Securities are Convertible Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Underlying Registered Securities relating to such Debt Securities, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

         2. The Common Shares will be validly issued, fully paid and non-assessable by the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Common Shares shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors shall have duly adopted final resolutions (the "Final Common Shares Resolutions") authorizing the issuance and sale of such Common Shares as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (iv) certificates evidencing such Common Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (and in any event an amount at least equal to the par value thereof), as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Final Common Shares Resolutions. If such Common Shares are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Common Shares, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

         All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission promulgated thereunder.

                                  Very truly yours,

                                  /s/ WALLER LANSDEN DORTCH & DAVIS, PLLC